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                                                                       EX-99.B11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 12 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated January 31, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Report to Shareholders of Vanguard International Equity Index Fund, Inc. (comprised of the Pacific Portfolio, the European Portfolio and the Emerging Markets Portfolio), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in the Prospectus and "Financial Statements" in the Statement of Additional Information.


PRICE WATERHOUSE LLP
Philadelphia, PA

March 20, 1997